Exhibit 31.2

CERTIFICATION

I, Roy Golan, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Ayala Pharmaceuticals, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2024	By:	/s/ Roy Golan.
Roy Golan
Chief Financial Officer
(principal financial and accounting officer)